UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2025
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

350 Orchard Avenue NE
North Canton,	Ohio		44720-2556

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Diebold Nixdorf, Incorporated (the “Company”) Annual Meeting of Stockholders held on April 30, 2025, the Company’s stockholders: (1) elected each of the Board’s eight (8) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2025; and (3) approved, on an advisory basis, the Company’s named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed March 14, 2025.

Set forth below are the final voting results for each proposal:

Proposal 1: Election of each of the Board’s eight (8) nominees for director

Nominee	For	Against	Abstain	Broker Non-Vote
Arthur F. Anton	35,466,134	455,825	1,959	304,110
Patrick J. Byrne	35,908,904	12,769	2,245	304,110
Matthew J. Espe	35,458,899	463,060	1,959	304,110
Mark Gross	35,002,401	891,987	29,530	304,110
Maura A. Markus	35,918,977	2,696	2,245	304,110
Octavio Marquez	35,920,714	1,329	1,875	304,110
David H. Naemura	35,919,051	2,908	1,959	304,110
Dr. Colin J. Parris	35,896,022	25,651	2,245	304,110

Proposal 2: Ratification of Appointment of KPMG LLP

For	Against	Abstain
36,131,645	93,825	2,558

Proposal 3: Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
35,496,906	35,320	391,692	304,110

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
Date:	May [5], 2025	By:	/s/ Elizabeth C. Radigan
			Name:	Elizabeth C. Radigan
			Title:	Executive Vice President, Chief Legal Officer and Secretary